UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2009

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c) On May 26, 2009, InterDigital, Inc. (the "Company") received a letter of reprimand from the Listing Qualifications Staff of The NASDAQ Stock Market LLC for non-compliance with the majority independent board and independent audit, nominating and compensation committee requirements for continued listing set forth in NASDAQ Listing Rule 5605. The Staff closed the matter upon the issuance of the letter of reprimand in part because the Company took corrective actions promptly after discovering and notifying NASDAQ about the compliance issue.

In a Form 8-K filed on April 30, 2009, InterDigital announced that it had notified NASDAQ of its non-compliance with Listing Rule 5605 and had made changes to its Board of Directors and related committee assignments to restore compliance with the rule.

In reaching its determination to close the matter by issuing the letter of reprimand, the Staff considered, among other things, that the Company "has not demonstrated a pattern of non-compliance." The Staff also noted that "once this compliance issue was discovered by the Company, it was cured in a prompt and effective manner" and that, based on discussions with the Company, the Staff believes that the Company "inadvertently violated the Listing Rules."

In accordance with NASDAQ Listing Rule 5810(b), the Company issued a press release on May 28, 2009 to announce that the Company had received the letter of reprimand. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 InterDigital, Inc. press release dated May 28, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

May 28, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC

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Exhibit Index

Exhibit No.	Description

99.1	InterDigital, Inc. press release dated May 28, 2009